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                                                                  EXECUTION COPY

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                                                                       EXHIBIT 4












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                          SECURITIES PURCHASE AGREEMENT

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                          Dated as of January 31, 2003





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                           Morgan, Lewis & Bockius LLP
                               New York, New York
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                               TABLE OF CONTENTS

                                                                                                              Page
1.       PURCHASE AND SALE OF UNITS ............................................................................ 1

         1.01.    The Units .................................................................................... 1

         1.02.    Purchase Price and Closing ................................................................... 1

2.       REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER ..................................................... 1

         2.01.    Lawful Owner; Title; Encumbrances ............................................................ 2

         2.02.    Authority .................................................................................... 2

         2.03.    Due Execution; Delivery and Performance ...................................................... 2

         2.04.    Consent; No Conflict ......................................................................... 2

         2.05.    Delivery Title ............................................................................... 2

         2.06.    Compliance with Securities Laws .............................................................. 2

         2.07.    Brokers ...................................................................................... 3

3.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS ...................................................... 3

         3.01.    Organization and Standing of the Purchasers .................................................. 3

         3.02.    Authority; Enforceability .................................................................... 3

         3.03.    Acquisition for Investment ................................................................... 3

4.       CONDITIONS AT CLOSING ................................................................................. 4

         4.01.    Purchasers' Obligation ....................................................................... 4

5.       COVENANTS OF THE SHAREHOLDER AND OTHER AGREEMENTS ..................................................... 4

         5.01.    Stop Transfer ................................................................................ 4

         5.02.    Taxes ........................................................................................ 4

         5.03.    No Integration ............................................................................... 5

         5.04.    Issuance of Certificates ..................................................................... 5

         5.05.    Unrestricted Securities ...................................................................... 5

6.       DEFINITIONS AND ACCOUNTING TERMS ...................................................................... 5

         6.01.    Certain Defined Terms ........................................................................ 5

7.       INDEMNIFICATION ....................................................................................... 7

         7.01.    General Indemnity ............................................................................ 7

         7.02.    Indemnification Procedure .................................................................... 7

8.       MISCELLANEOUS ......................................................................................... 8

         8.01.    No Waiver; Cumulative Remedies ............................................................... 8

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                              Page

         8.02.    Amendments, Waivers and Consents ............................................................. 8

         8.03.    Addresses for Notices ........................................................................ 9

         8.04.    Costs, Expenses and Taxes .................................................................... 9

         8.05.    Binding Effect; Assignment ...................................................................10

         8.06.    Survival of Representations and Warranties ...................................................10

         8.07.    Prior Agreements .............................................................................10

         8.08.    Severability .................................................................................10

         8.09.    Confidentiality ..............................................................................10

         8.10.    Governing Law ................................................................................10

         8.11.    Public Announcements .........................................................................11

         8.12.    Consent to Jurisdiction ......................................................................11

         8.13.    Waiver of Jury Trial .........................................................................11

         8.14.    Headings .....................................................................................11

         8.15.    Counterparts .................................................................................11

         8.16.    Further Assurances ...........................................................................12

         8.17.    Certain Events ...............................................................................12

         8.18.    Specific Enforcement .........................................................................12

                          SECURITIES PURCHASE AGREEMENT

                                                    Dated as of January 31, 2003


Each of the Purchasers Listed
on Schedule 1.01

Ladies and Gentlemen:

         BLACKMAN INVESTMENTS, LLC, a Connecticut limited liability company (the "Shareholder"), hereby agrees with each of you as follows:

1.       PURCHASE AND SALE OF UNITS

         1.01. The Units. The Shareholder has authorized the sale of (i) 100,000 shares of shares of Common Stock (the "Shares") of nymagic, Inc., a New York corporation (the "Company"), beneficially owned by the Shareholder and (ii) options (the "Options") in the form of Exhibit A hereto to purchase an additional 100,000 shares of Common Stock (such additional 100,000 shares of Common Stock in the aggregate issuable from time to time upon exercise of the Options, collectively, the "Option Shares") at a purchase price of $21.00 per Unit, to the persons (individually, a "Purchaser" and collectively, the "Purchasers") and in the respective amounts set forth in Schedule 1.01 hereto.

         1.02. Purchase Price and Closing. The Shareholder agrees to sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally, but not jointly, agree to purchase that number of the Units set forth opposite their respective names in Schedule 1.01. The aggregate purchase price of the Units being acquired by each Purchaser is set forth opposite such Purchaser's name in Schedule 1.01. The closing of the purchase and sale of the Units to be acquired by the Purchasers from the Shareholder under this Agreement (the "Closing") shall take place (including by means of courier, facsimile and electronic transmissions) at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 at 10:00 a.m. on January 31, 2003 (the "Closing Date"). At the Closing, the Shareholder will deliver to each Purchaser certificates for the number of (i) Shares and (ii) Options, in each case, set forth opposite its name under the heading "Number of Common Shares" and "Number of Options", as applicable, in Schedule 1.01 registered, in each case, in such Purchaser's name (or its nominee), against delivery of a transfer of funds to the account of the Shareholder by wire transfer, representing the cash consideration for the Units set forth opposite such Purchaser's name under the heading "Aggregate Purchase Price" on Schedule 1.01.

2.       REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

         The Shareholder hereby represents and warrants to the Purchasers, as of the Closing Date, as follows:

         2.01. Lawful Owner; Title; Encumbrances. The Shareholder is the sole record and beneficial owner of the Shares and the Option Shares to be sold by the Shareholder pursuant to this Agreement and the Options and has good, valid and clear title to the Shares and Option Shares, free of any and all restrictions on transfer, liens, encumbrances, security interests, equities, claims, equity, option, proxy, voting restriction, voting trust or agreement, understanding, arrangement, right of first refusal, limitation of disposition and other defects whatsoever ("Encumbrances").

         2.02. Authority. The Shareholder has full legal right, capacity, power and authority, and all authorizations and approvals required by law, to enter into this Agreement and the Options and to sell, assign, transfer and deliver the Shares, the Options and, upon exercise, the Option Shares to be sold by the Shareholder in the manner provided herein or therein. The Shareholder is a sophisticated investor with knowledge and experience in business and financial matters and the transactions contemplated by this Agreement and the Options and are appropriate for the Shareholder to enter into and perform.

         2.03. Due Execution; Delivery and Performance. This Agreement and the Options have been duly executed and delivered by or on behalf of the Shareholder and each is a legal, valid and binding agreement of the Shareholder, enforceable in accordance with their respective terms.

         2.04. Consent; No Conflict. The execution, delivery and performance of this Agreement and the Options by the Shareholder, the compliance by the Shareholder with all the provisions hereof and thereof and the consummation by the Shareholder of the transactions contemplated hereby and thereby will not (A) require the Shareholder to obtain any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except as such may be required under the securities or blue sky laws of the various states or as have been or will be obtained), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, any indenture, loan agreement, mortgage, deed of trust, lease, license or other agreement or instrument to which the Shareholder is a party or by which the Shareholder or any property of the Shareholder is bound or (C) to the Shareholder's Knowledge, violate or conflict with any applicable federal, state, local or foreign law, statute, rule, regulation or judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Shareholder or any property of the Shareholder.

         2.05. Delivery Title. Upon delivery of and payment for the Shares and the Options to be sold by the Shareholder pursuant to this Agreement, good, valid and clear title to such Shares and Options will pass to the Purchasers, free and clear of all Encumbrances. Upon exercise of the Options, in whole or in part, from time to time, and payment of the exercise price therefor in accordance with the terms of the Options, good, valid and clear title to the Option Shares will pass to the Purchasers, free and clear of all Encumbrances.

         2.06. Compliance with Securities Laws. Neither the Shareholder nor any Person acting on behalf of the Shareholder has conducted any "general solicitation," as described in Rule 502(c) under Regulation D promulgated under the Securities Act ("Regulation D"), with respect to any of the Units being offered hereby. Neither the Shareholder nor any Person acting on its behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under the Securities Act. The transactions contemplated by this Agreement and the Options are exempt from the registration requirements of the Securities Act, assuming the accuracy of the representations and warranties herein of each Purchaser to the extent relevant for such determination. The sale of the Units by the Shareholder to each Purchaser will not be integrated with any other sale of the Company's securities (past, current or future) by the Shareholder in a manner which would result in a violation of the Securities Act.

         2.07. Brokers. No broker, finder, investment banker or other Person is entitled to receive any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement and the Options based upon arrangements made by or on behalf of the Shareholder.

3.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each of the Purchasers, severally, but not jointly, hereby represents and warrants to the Shareholder, as of the Closing Date, as follows:

         3.01. Organization and Standing of the Purchasers. Each of the Purchasers that is not an individual (an "Entity Purchaser") is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

         3.02. Authority; Enforceability. Each of the Entity Purchasers has all requisite corporate, partnership or limited liability company power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by each of the Entity Purchasers have been duly and validly authorized by all requisite corporate, partnership or limited liability company proceedings, as the case may be, on the part of each of the Purchasers. This Agreement when executed and delivered by each of the Purchasers is a valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms, except that (a) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, rehabilitation, liquidation, conservatorship, receivership or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         3.03. Acquisition for Investment. Each of the Purchasers is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D. Each of the Purchasers is acquiring the Units solely for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and it has no present intention or plan to effect any distribution of the Units, the Shares, the Options or the Option Shares. Each of the Purchasers represents that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Units and that it is able to bear the economic risk associated with such investment and can afford the complete loss of such investment. The Purchasers acknowledge that the offer and sale of the Shares, the Options and the Option Shares have not been registered under the Securities Act.

4.       CONDITIONS AT CLOSING

         4.01. Purchasers' Obligation. The obligation of each Purchaser to close the transactions contemplated by this Agreement is subject to the satisfaction on or prior to the date of the Closing of the following conditions:

                  (a) An opinion of Finn Dixon & Herling LLP, counsel to the Shareholder, dated the Closing Date, addressed to the Purchasers, substantially in the form and to the effect of Exhibit B hereto.

                  (b) Fully executed copy of the Company Purchase Agreement, dated the Closing Date, in form and substance satisfactory to the Purchasers which shall be in full force and effect.

                  (c) Fully executed copy of the Registration Rights Agreement, dated the Closing Date, in form and substance satisfactory to the Purchasers which shall be in full force and effect.

                  (d) Duly executed certificates representing the Shares and the Options, dated the Closing Date, being purchased by each Purchaser.

                  (e) Duly executed certificates representing the shares of Common Stock and options to purchase Common Stock being purchased by each Purchaser from the Company.

5.       COVENANTS OF THE SHAREHOLDER AND OTHER AGREEMENTS

         5.01. Stop Transfer. The Shareholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Shareholder's beneficially owned shares of Common Stock to the extent such transfer would result in the Shareholder being unable to deliver Option Shares upon any exercise of the Options, in whole or in part, unless such transfer is made in compliance with this Agreement and the Options.

         5.02. Taxes. The Shareholder will pay, subject to a cap under which Shareholder's liability for such taxes is limited to $1,000, all federal, state and local transfer, sales or similar taxes or charges imposed on the transfers of the Shares and Options provided for herein or on the exercise of the Options or issuance of the Option Shares pursuant to an exercise of the Options; provided that the $1,000 limitation described above shall not apply to (i) any such taxes that would not have been imposed but for some connection between the Shareholder and the taxing jurisdiction (other than the mere transfer of Shares, Options and Option Shares hereunder or under the Option) and (ii) any such taxes imposed as a result of an aggregation of the transfers provided for herein or on exercise of the Options with other transfers made by the Shareholder or any Person related to the Shareholder. The Purchaser shall pay all federal, state and local transfer, sales or similar taxes or charges imposed on the transfers of the Shares and Options provided for herein or on the exercise of the Options or issuance of the Option Shares pursuant to an exercise of the Options that the Shareholder is not responsible for paying pursuant to the terms of the preceding sentence. The Shareholder will deliver to the Purchaser on or prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9

(or other applicable form in lieu thereof). The Shareholder will not, however, be responsible under this Section 5.02 for any tax imposed as a result of the transfer or delivery of Option Shares upon an exercise of the Options to any Person other than the registered holder of the Option surrendered for exercise.

         5.03. No Integration. The Shareholder will not make any offers or sales of any security under circumstances that would cause the offering of the Units to be integrated with any other offering of securities issued by the Company that are held by the Shareholder for purposes of any registration requirement under the Securities Act.

         5.04. Issuance of Certificates. The Purchasers acknowledge that each certificate representing the Shares, the Options and the Option Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

                  "THE OFFER AND SALE OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS THEREOF OR PURSUANT TO AN EXEMPTION THEREFROM."

The Shareholder will not give to the transfer agent for the Common Stock (the "Transfer Agent") any instruction with respect to the Shares and the Option Shares inconsistent with this Agreement.

         5.05. Unrestricted Securities. If (i) the Shares, the Options or the Option Shares represented by a certificate have been sold pursuant to an effective registration statement filed under the Securities Act, (ii) a holder of the Shares, the Options or the Option Shares provides the Company and the Transfer Agent, as applicable, with instructions to the effect that a public sale or transfer of any of such securities may be made without registration under the Securities Act and such sale either has occurred or may occur without restriction on the timing or manner of such sale or transfer or (iii) the Shares, the Options or the Option Shares represented by a certificate can be sold without restriction as to the number of securities sold under Rule 144(k) promulgated under the Securities Act, the Shareholder will use its reasonable best efforts to cause the Company to permit the transfer of the Shares, the Options or the Option Shares, as the case may be, and the Shareholder will use its reasonable best efforts to cause the Transfer Agent or the Company, as applicable, to issue one or more certificates, free from any restrictive legend, in such name and in such denominations as specified by such holder.

6.       DEFINITIONS AND ACCOUNTING TERMS

         6.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Affiliate" shall mean any officer or director of any Person or holder of five percent (5%) or more of any class of capital stock of any Person, or any member of their respective immediate families or any corporation or other entity directly or indirectly controlled by one or more of such officers, directors or 5% shareholders or members of their immediate families.

         "Agreement" shall mean this Securities Purchase Agreement, including all amendments, modifications or supplements thereto.

         "Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time.

         "Certificate of Incorporation" shall mean the Certificate of Incorporation of the Company.

         "Closing" shall have the meaning assigned to such term in Section
1.02.

         "Closing Date" shall have the meaning assigned to such term in Section 1.02.

         "Common Stock" shall mean (a) the Company's Common Stock, par value $1.00 per share, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies or in the absence of any provision to the contrary in the Certificate of Incorporation, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency or provision), and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         "Company" shall have the meaning assigned to such term in the introductory sentence hereof.

         "Company Purchase Agreement" shall mean that certain Securities Purchase Agreement, dated the date hereof, among the Purchasers and the Company.

         "Confidential Information" shall mean information belonging to or in possession of the Shareholder which is of a confidential, proprietary or trade secret nature that is furnished or disclosed to any Purchaser under this Agreement.

         "Encumbrances" shall have the meaning assigned to such term in Section 2.01.

         "Entity Purchaser" shall have the meaning assigned to such term in
Section 3.01.

         "indemnified party" shall have the meaning assigned to such term in
Section 7.02.

         "Knowledge" the Shareholder will be deemed to have "Knowledge" of a particular fact or other matter if the Shareholder is actually aware of such fact or other matter.

         "Options" shall have the meaning assigned to such term in Section
1.01.

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

         "Option Shares" shall have the meaning assigned to such term in Section 1.01.

         "Person" shall mean an individual, corporation, partnership, joint venture, limited liability company or partnership, trust, university, or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Purchaser" shall have the meaning assigned to such term in Section
1.01 and shall include the original Purchaser and each holder of Shares, Options and Option Shares.

         "Registration Rights Agreement" shall mean that certain Registration Rights Agreement, dated as of the date hereof, among the Purchasers and the Company.

         "Regulation D" shall have the meaning assigned to such term in Section 2.06.

         "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

         "Shareholder" shall have the meaning assigned to such term in the introduction to this Agreement.

         "Shares" shall have the meaning assigned to such term in Section 1.01.

         "Transfer Agent" shall have the meaning assigned to such term in
Section 5.04.

         "Unit" shall mean one Share and one Option.

7.       INDEMNIFICATION

         7.01. General Indemnity. The Shareholder agrees to indemnify and save harmless each Purchaser (and its directors, officers, Affiliates, consultants, partners, limited partners, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by such Purchaser as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Shareholder herein or in the Options. Each Purchaser severally but not jointly agrees to indemnify and save harmless the Shareholder and its directors, officers, Affiliates, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Shareholder as a result of any inaccuracy in or breach of the representations, warranties or covenants made by such Purchaser herein; provided that, with respect to each indemnifying party, the amount of indemnity provided to the indemnified party shall be limited to $2,100,000.

         7.02. Indemnification Procedure. Any party entitled to indemnification under this Section 7 (an "indemnified party") will give written notice to the indemnifying party of any claim with respect to which it seeks indemnification promptly after the discovery by such party of any matters giving rise to a claim for indemnification; provided that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 7 except to the extent that the


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

indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist in respect of such action, proceeding or claim, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty
(30) days of receipt of any indemnification notice to notify, in writing, such party of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its written consent; provided that the indemnifying party shall not unreasonably withhold, delay or condition its consent. Anything in this Section 7 to the contrary notwithstanding, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party, a release from all liability in respect of such claim. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar right of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

8.       MISCELLANEOUS

         8.01. No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement or the Options in exercising any right, power or remedy hereunder or thereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or thereunder. The remedies herein and therein provided are cumulative and not exclusive of any remedies provided by law.

         8.02. Amendments, Waivers and Consents. Except as otherwise provided in this Agreement, (i) changes in, termination or amendments of or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if the Shareholder shall obtain consent thereto in writing from the holders of at least a majority of the then outstanding Shares, Options and Option Shares (determined on an "as-if exercised" basis) and shall deliver copies of such consent in writing to any holders who did not execute such consent and (ii) no consents shall be effective to reduce the percentage in interest of the Shares, Options and Option Shares the consent of the holders of which is required under this Section 8.02. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         8.03. Addresses for Notices. Any notice, demand, request, waiver or other communication under this Agreement or the Options shall be in writing and shall be deemed to have been duly given on the date of service, if personally served, on the date of transmission, if sent by facsimile, receipt confirmed, or on the third day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested and postage prepaid, in each case addressed as follows (or to such other address as shall be designated by the applicable party to the other party in writing in compliance with this Section):

          To the Shareholder:            Finn Dixon & Herling LLP
                                         One Landmark Square, Suite 1400
                                         Stamford, CT  06901-2689
                                         Attention:  Michael J. Herling, Esq.
                                         Facsimile Number:  203-348-5777

          If to the Purchaser:           Conning Capital Partners VI, L.P.
                                         CityPlace II
                                         185 Asylum Street
                                         Hartford, CT  06103
                                         Attention:  David Young
                                         Facsimile Number:  860-520-1299

          With a copy to:                Morgan, Lewis & Bockius LLP
                                         101 Park Avenue
                                         New York, NY  10178-0060
                                         Attention:  Edward A. Reilly, Jr., Esq.
                                         Facsimile Number:  212-309-6273

         8.04. Costs, Expenses and Taxes. Except as expressly set forth in this Agreement, the Options or the Company Purchase Agreement, the Purchasers, on the one hand, and the Shareholder, on the other hand, shall each pay their respective expenses incurred in connection with the preparation, execution and delivery of this Agreement and the Options and the issuance of the Shares and the Options at the Closing. In addition and subject to the limitations set forth herein, the Shareholder shall pay any and all stamp, or other similar transfer taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the issuance of the Shares, the Options and, upon exercise of the Options, in whole or in part, from time to time, the Option Shares and the other instruments and documents to be delivered hereunder or thereunder, and agrees to save each holder of Shares, Options or Option Shares harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

         8.05. Binding Effect; Assignment. This Agreement and the Options to which it is a party shall be binding upon and inure to the benefit of the Shareholder and each of the Purchasers and their respective heirs, successors and assigns, except that the Shareholder shall not have the right to delegate its obligations hereunder or to assign its rights hereunder or any interest herein except as otherwise provided herein and this Agreement may not be assigned by any Purchaser without the prior written consent of the Shareholder.

         8.06. Survival of Representations and Warranties. All representations and warranties made in this Agreement, the Options or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof.

         8.07. Prior Agreements. This Agreement and the Options and the other agreements executed and delivered herewith constitute the entire agreement between the parties and supersede any prior understandings or agreements concerning the subject matter hereof.

         8.08. Severability. The provisions of this Agreement and the Options are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement or the Options shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and the Options; but the terms of this Agreement and the Options shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

         8.09. Confidentiality. Each Purchaser agrees that it will keep confidential and will not disclose or divulge any Confidential Information which such Purchaser may obtain from the Shareholder pursuant to materials submitted by the Shareholder to such Purchaser pursuant to this Agreement, unless such information is known, or until such Confidential Information becomes known, to the public or such Purchaser currently possesses such Confidential Information or subsequently acquires or independently develops such Confidential Information other than as a result of any disclosure made to such Purchaser in connection with the transactions contemplated by this Agreement; provided that a Purchaser may disclose such Confidential Information (a) on a confidential basis to its attorneys, accountants, consultants and other professionals, (b) after notice to the Shareholder to any prospective purchaser of any Shares, Options or Option Shares from such Purchaser, (c) to any entity controlling, controlled or under common control with such Purchaser, or to any shareholder, partner or member of a Purchaser which is a corporation, partnership or limited liability company, or
(d) as required by applicable law; provided, that with respect to subsection (d) the Purchaser shall give the Shareholder reasonable notice prior to such disclosure; and provided further, that the Purchaser shall remain liable for any breach by the individuals or entities referred to in subsections (a), (b) and
(c) of this Section 8.09. Without limitation to the foregoing, Confidential Information shall not be used by or shared by any Purchaser with any Person, including its own Affiliates, except for the purpose of evaluating, monitoring or reporting its investment in the Company.

         8.10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF

NEW YORK, AND WITHOUT GIVING EFFECT TO CHOICE OF LAW PROVISIONS WHICH MIGHT REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

         8.11. Public Announcements. Neither the Shareholder nor any Purchaser shall use any Purchaser's or the Shareholder's name or refer to any Purchaser or the Shareholder directly or indirectly in connection with such Purchaser's investment in the Company in any advertisement, news release or professional or trade publication, or in any other manner, unless otherwise required by law or with such party's prior consent. The parties hereto agree and acknowledge that the Shareholder and the Purchasers jointly intend to issue a press release upon execution of this Agreement and further agree that each will provide the other the opportunity to review and include reasonable changes prior to such release and issuance.

         8.12. Consent to Jurisdiction. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in New York, New York in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state court or, to the extent permitted by law, in such federal court and each party hereto agrees to first initiate any such claim or proceeding in any such court. Each of the parties hereby irrevocably consents to the service of process in any such action or proceeding by the mailing by certified mail of copies of any service or copies of the summons and complaint and any other process to such party at the address specified in
Section 8.03. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this
Section 8.12 shall affect the right of a party to serve legal process in any other manner permitted by law or affect the right of a party to bring any action or proceeding in the courts of other jurisdictions except as otherwise provided in this Section 8.12.

         8.13. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT HE OR IT WILL NOT ASSERT WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE, ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, CAUSE OF ACTION, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. ANY OF THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION
8.13 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF THE PARTIES HERETO TO THE WAIVER OF HIS OR ITS RIGHT TO TRIAL BY JURY.

         8.14. Headings. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         8.15. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart, and shall become effective when one or more counterparts have been signed by each party thereto and delivered (including by facsimile) to the other parties.

         8.16. Further Assurances. Each party hereto shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Options.

         8.17. Certain Events. The Shareholder agrees that this Agreement, the Options and such Shareholder's obligations hereunder and thereunder shall attach to the Shareholder's shares of Common Stock and shall be binding upon any Person to which legal or beneficial ownership of such shares of Common Stock shall pass, whether by operation of law or otherwise, including, without limitation, the Shareholder's heirs, guardians, administrators, or successors. Notwithstanding any transfer of the Shares, the Options or the Option Shares, the Shareholder shall remain liable for the performance of all its obligations under this Agreement and the Options.

         8.18. Specific Enforcement. Each Purchaser and the Shareholder acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement and the Options were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, the Options and to enforce specifically the terms and provisions hereof and thereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

  [Remainder of Page Left Intentionally Blank; Next Page is the Signature Page]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

                       BLACKMAN INVESTMENTS, LLC

                       By: ______________________________
                           Name: John N. Blackman, Jr.
                           Title:   Member

                       By: ______________________________
                           Name: Kathleen Blackman
                           Title:   Member

                        CONNING CAPITAL PARTNERS VI, L.P.

                        By: Conning Investment Partners VI, LLC,
                            its General Partner

                        By: ______________________________
                            Name:
                            Title





                Signature Page to Securities Purchase Agreement

1-NY/1561131.1

                                  SCHEDULE 1.01

                             Schedule of Purchasers

------------------------------------------------- -------------------- --------------------- ----------------- ----------------
          Name and Address of Purchaser           Aggregate Purchase    Number of Shares of     Number of       Total Units
                                                         Price             Common Stock          Options
------------------------------------------------- -------------------- --------------------- ----------------- ----------------
  Conning Capital Partners VI, L.P.
  c/o Conning & Company                                $2,100,000.00              100,000          100,000           100,000
  CityPlace II
  185 Asylum Street
  Hartford, CT  06103
  Attn:  David Young

------------------------------------------------- -------------------- --------------------- ----------------- ----------------

------------------------------------------------- -------------------- --------------------- ----------------- ----------------

------------------------------------------------- -------------------- --------------------- ----------------- ----------------

------------------------------------------------- -------------------- --------------------- ----------------- ----------------

------------------------------------------------- -------------------- --------------------- ----------------- ----------------

------------------------------------------------- -------------------- --------------------- ----------------- ----------------

------------------------------------------------- -------------------- --------------------- ----------------- ----------------

------------------------------------------------- -------------------- --------------------- ----------------- ----------------
                                        TOTAL          $2,100,000.00              100,000          100,000           100,000
------------------------------------------------- -------------------- --------------------- ----------------- ----------------